UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2006

Prescient Applied Intelligence, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21729	73-1247666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1247 Ward Avenue, Suite 200

West Chester, Pennsylvania 19380

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 719-1600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced in an 8-K filed on July 31, 2006, Prescient Applied Intelligence, Inc. (the “Company”), entered into a Settlement and Mutual Release Agreement with TAK Investments, LLC, (“TAK”) a Delaware limited liability company, and Healthcare BPO Partners, a Texas limited partnership and an affiliate of TAK (the “Settlement Agreement”). The Settlement Agreement was conditioned upon the approval of the holders of two-thirds of the Company’s Series E Convertible Preferred Stock. In a meeting of the holders of the Company’s Series E Convertible Preferred Stock held on August 10, 2006, the Settlement Agreement was approved.

Upon the approval of the Settlement Agreement, the Company issued on August 25, 2006 a three year promissory note in favor of Tak in the principal amount of $2,558,348 (the “Note”). The Note bears interest at the prime rate plus 2% which is payable at a rate of $30,000 per month with the remaining amounts due at the end of the three year period. In addition, in the event the Company closes any equity or equity based financing with gross proceeds totaling at least $1,000,000, the Company shall prepay a portion of the Note equal to 15% of the proceeds from such financing, up to $500,000 in the aggregate. The Note is secured by all of the Company’s assets, subordinated only to the rights of Sand Hill Finance, LLC, or any such replacement financing providing working capital to the Company in an aggregate principal amount not to exceed $1,000,000. In addition, in general, in connection with an acquisition of another company, the Company can assume the debt of the acquired company and such debt will be senior to the Note debt provided the assumed debt may only be collateralized by assets of the acquired company and the assets must be held in a separate subsidiary. The Note shall rank pari passu with respect to up to $1,000,000 in debt incurred directly by the Company on terms which are reasonable to TAK in connection with any corporate transaction. The security interest in the Company’s assets is evidenced by a Security Agreement dated August 25, 2006 by and between the Company and TAK.

In addition, in connection with the approval of the Settlement Agreement, on August 25, 2006, the Company issued to Tak a warrant to purchase 1,000,000 shares of the Company’s common stock at an exercise price equal to $0.0825 per share. The warrant is exercisable on or before December 31, 2006. The Company issued the warrant to TAK in reliance on the exemption set forth in Section 4(2) of the Securities Act of 1933.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

10.1	Promissory Note dated August 25, 2006 issued in favor of TAK Investments, LLC.

10.2	Security Agreement dated August 25, 2006 by and among the Company and TAK Investments, LLC.

10.3	Warrant dated August 25, 2006 issued in favor of Tak Investments, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prescient Applied Intelligence, Inc.

Date: August 28, 2006	By:	/s/ Thomas W. Aiken
Thomas W. Aiken
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Promissory Note dated August 25, 2006 issued in favor of TAK Investments, LLC.

10.2	Security Agreement dated August 25, 2006 by and among the Company and TAK Investments, LLC.

10.3	Warrant dated August 25, 2006 issued in favor of Tak Investments, LLC.